UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 14, 2014

THE MACERICH COMPANY

(Exact Name of Registrant as Specified in Charter)

MARYLAND	1-12504	95-4448705
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

401 Wilshire Boulevard, Suite 700, Santa Monica, California	90401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 394-6000

N/A

(Former Name or Former Address, if Changed Since Last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d)  On November 14, 2014, the Board of Directors (the “Board”) of The Macerich Company (the “Company”) increased the number of directors to twelve and elected John Sullivan to serve as a director until the next annual meeting of stockholders and until his successor is duly elected and qualifies.

Mr. Sullivan is the President and Chief Executive Officer of The Cadillac Fairview Corporation Limited (“Cadillac Fairview”), one of North America’s largest real estate companies and a wholly-owned subsidiary of the Ontario Teachers’ Pension Plan Board (“OTPP”), and has served in such position since January 2011.  Mr. Sullivan was previously the Executive Vice President of Development of Cadillac Fairview from November 2006 to January 2011.  Prior to joining Cadillac Fairview, he held positions with Brookfield Properties Corporation and Marathon Realty Company Limited.  Mr. Sullivan serves on the board of directors of Multiplan Empreendimentos Imobiliarios, S.A., a Brazilian real estate operating company, and is a member of the board of directors and audit committee of Dream Global REIT, an open-ended Canadian REIT focusing on international commercial real estate.  Mr. Sullivan has more than 25 years of experience in all aspects of commercial real estate, including acquisitions and dispositions, leasing, finance, asset management, and development.

Concurrently with a transaction with an OTPP affiliate(1), the Board considered Mr. Sullivan’s extensive experience and qualifications and concluded that he would be a valuable addition to the Board.  Mr. Sullivan will be considered for re-nomination at the same time and in the same manner as all other directors of the Company.  Neither Cadillac Fairview nor OTPP has contract or other rights to nominate Mr. Sullivan or a successor for election to the Board.  The Company intends to enter into its standard form indemnification agreement with Mr. Sullivan.  Mr. Sullivan will receive no compensation from the Company as a director because Cadillac Fairview’s policies do not allow it, but he will be reimbursed for his reasonable expenses.  There are no transactions subject to Item 404(a) of Regulation S-K in which the Company is a participant and Mr. Sullivan has a direct or indirect material interest.

(1)  On November 14, 2014, an affiliate of OTPP received 17,140,845 shares of the Company’s common stock in consideration for its 49% interests in two joint ventures with the Company as more fully disclosed in the Company’s 8-K filed on November 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Macerich Company has duly caused this report to be signed by the undersigned, hereunto duly authorized, in the City of Santa Monica, State of California, on November 17, 2014.

THE MACERICH COMPANY

By: THOMAS J. LEANSE

/s/ Thomas J. Leanse
Senior Executive Vice President,
Chief Legal Officer and Secretary